EXHIBIT 10.3

                             LICENSING AGREEMENT

      THIS LICENSING AGREEMENT ("Agreement") is made as of the 1st day of March, 1997 by and between Famous Fixins, Inc. ("Licensee"), a corporation organized under the laws of the State of New York, having its principal place of business at 300 West 72nd Street, Suite 4C, New York, New York 10023, and Olympia Dukakis ("Licensor"), an individual of full age and majority, residing in the State of New Jersey.

      WHEREAS, Licensor has the sole and exclusive right to use and to license others to use the name and likeness of Licensor, a popular performer in the entertainment industry, for purposes of merchandising food products;

      WHEREAS, Licensee manufactures celebrity-endorsed food products and wishes to use the name and likeness of Licensor on and in connection with the development, manufacture, distribution, promotion, and sale of Greek specialty food products (the "Products");

      NOW THEREFORE, in consideration of the mutual promises and undertakings contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Grant of License. Licensor hereby grants Licensee the exclusive right to use the name, photograph, depiction, characterization, likeness, voice, image, and biographical data of Licensor and the trademarks, logos, copyrights and all other authorized material owned or controlled by Licensor ("Licensed Subject Matter") in connection with the development, manufacture, distribution, promotion, and sale of the Products (the "License"). This License shall be effective worldwide from the date first stated above until terminated in accordance with the terms and conditions of Paragraphs 9 or 10 of this Agreement; provided, however, that Licensor shall have the right to renegotiate, and Licensee shall be obligated to negotiate in good faith, the terms of this License in the event Licensee assigns this Agreement to any wholly owned subsidiary, or to any person, firm, or corporation owning or acquiring forty-two and one-half percent (42.5%) or more of Licensee's stock or assets pursuant to Paragraph 12. In the event Licensor and Licensee are unable to renegotiate the terms of this Agreement following good faith negotiations, Licensor shall have the right to terminate this Agreement upon sixty days written notice notwithstanding Paragraphs 9 and 10 of this Agreement.

      2. Licensee's Obligations. Licensee shall undertake to use its best efforts to develop, manufacture, distribute, promote, and sell the Products, provided, however, that Licensee shall in its sole and absolute discretion have the right to determine: (a) the type and quantity of Products developed and manufactured; (b) the markets in which the Products are distributed and sold; (c) the manner of distribution and sale of the Products; and (d) the volume and nature of advertising for the Products. Licensee shall pay all costs and expenses in connection with the development, production, manufacturing, packaging, shipping, distribution, sales, and promotion of the Products. All rights, titles, and interests in and to the Products, their formulae and secret ingredients, and their packaging and labeling shall be, and they are specifically and entirely, reserved to Licensee and may be fully exploited without regard to the extent to which such rights may be competitive with this Agreement or the rights granted hereunder. Licensee shall reimburse Licensor for all out of pocket expenses incurred in connection with pre-approved personal appearances and other promotional activities undertaken by the Licensor on behalf of Licensee.

      3. Licensor's Obligations. Licensor shall supply the Licensed Subject Matter and personal appearance and services of Licensor for television commercials, point of purchase, promotional, and display materials, print media, outdoor and transit advertisements, and at sales meetings, press conferences, dinners, receptions, and similar events at the reasonable request of Licensee to assist in the promotion of the Products. Licensor shall further furnish Licensee with sufficient information about her schedule and performances to adequately plan its promotion and sales program and shall ensure that all services by Licensor are rendered in a professional manner to the best of her abilities and talents. Any and all publicity regarding the Products shall be issued only by Licensee. Licensor may make incidental reference to Licensee or the Products so long as it shall not be the primary purpose of the publicity, provided that Licensor shall not make any mention of Licensee, Licensee's products, or her engagement hereunder in a derogatory manner, nor may Licensor disclose any trade secrets or confidential information (including without limitation the terms of this Agreement).

      4. Quality Assurance. Licensee agrees that all use of the Licensed Subject Matter shall be only upon the Products manufactured by or for Licensee in accordance with quality standards approved by Licensor prior to the commencement of manufacture of the Products. Licensee shall provide Licensor with two production samples of the Products for Licensor's approval as to quality before the Licensed Subject Matter is embodied on any particular Product. Licensee shall further submit for Licensor's approval the artwork, packaging design, advertising material, and all other materials to be used in connection with the Products. Licensee agrees that it shall not manufacture or sell the Products or use such materials without the prior approval of Licensor. However, any sample or materials submitted to Licensor which have not been disapproved in writing within 30 business days after its receipt by Licensor shall be deemed to have been approved.

      5. Compensation. In full and complete compensation to Licensor for entering into and performing the terms and conditions of this Agreement, and provided that Licensor completely performs her obligations hereunder, Licensee shall pay Licensor a license fee (the "License Fee") in an amount equal to five percent (5%) of all monies received by Licensee, whether in cash or by check, note or other instrument (but if in other than cash, only upon collection thereof), as revenue derived from sale of the Products (the "Gross Receipts").

      6. Accounting. Licensee shall render a detailed accounting to Licensor on a quarterly basis within 60 days after the first day of January, April, July, and October. Each accounting shall show both quarterly and cumulative Gross Receipts for the Products and shall be accompanied by the payment in full of the Licensee Fee then due to Licensor. Licensee shall keep accurate books of account governing all transactions relating to the Products, and Licensor, or her duly authorized representative, shall have the right at any time, but in no event later than two (2) years after the date that an accounting is rendered to Licensor, at her sole expense, to audit the books and records of Licensee with respect to the sale of the Products upon reasonable notice to Licensee and in a manner not to unreasonably interfere with Licensee's business.

      7. Insurance. Licensee may secure in its own name or otherwise, and at its own expense, life, health, accident or other insurance covering Licensor up to an amount of $ 1,000,000, and Licensor shall not have any right, title, or interest in or to any such insurance. Licensor shall reasonably assist Licensee in procuring such insurance by submitting to the usual and customary medical and other examinations and to sign applications and other instruments in writing as may be reasonably required by any insurance company to which application for such insurance may be made.

      8. Warranties and Representations. Licensor represents, warrants, and covenants that (a) Licensor has the sole right, power and authority to enter into and to perform this Agreement; (b) Licensor has not made, nor will make, any agreement or commitment with any third party with respect to the manufacture, distribution, promotion or sale of food products; (c) no rights in the Products, their formulae and secret ingredients, or their packaging and labeling are granted to Licensor and that Licensee reserves all rights therein; and (d) Licensor shall cooperate fully with Licensee in the execution, filing, and prosecution of any trademark or copyright application that Licensee may choose to file.

      9. Licensor Termination. Licensor may terminate this Agreement upon forty-five (45) days written notice if: (a) Licensee breaches a material term of this Agreement and fails to remedy said breach within thirty (30) days of its receipt of written notice of the breach; (b) Licensee becomes insolvent or files a petition in bankruptcy; or (c) Licensee discontinues production and distribution of the Products.

      10. Licensee Termination. Licensee may terminate this Agreement upon forty-five days written notice if (a) Licensor breaches a material term of this Agreement and fails to remedy said breach within thirty (30) days of her receipt of written notice of the breach; (b) Licensor becomes insolvent or files a petition in bankruptcy; (c) Licensee determines in its sole and absolute discretion to discontinue production and distribution of the Products; (d) Licensor becomes the subject of public disrepute or scandal that affects Licensor's image; or (e) Licensor dies or suffers any disability impairing Licensor's ability to perform as an entertainer.

      11. Indemnification. The parties hereto shall indemnify, defend, protect, and save and hold each other harmless from and against any and all actions, claims, suits, losses, judgments, penalties, liabilities, damages, costs, and expenses, including, without limitation, reasonable attorneys' fees and court costs, of whatever kind and nature imposed on, incurred by, or asserted, made, brought, or made against each other arising out of a party's breach of any of its representations, warranties, or obligations made pursuant to this Agreement, or through the gross negligence or intentional acts of its officers, directors, employees, or representatives.

      12. Assignment. Neither Licensor nor Licensee shall assign this Agreement without the prior written consent of the other party, except that Licensee shall have the right to assign this Agreement to any wholly owned subsidiary, or to any person, firm, or corporation owning or acquiring a substantial portion of Licensee's stock or assets.

      13. Notices. Any notice to be hereunder shall be made in writing and shall be sent by certified United States mail, return receipt requested, postage prepaid. All notices to Licensor shall be sent to 222 Upper Mountain Avenue, Montclair, New Jersey 07043. All notices to Licensee shall be sent to 300 West 72nd Street, Suite 4C, New York, New York 10023.

      14. Relationship of the Parties. Nothing in this Agreement shall be construed to (i) give either party the power to direct or control the day to day activities of the other; (ii) constitute the parties as partners; joint venturers, co-owners, or otherwise as participants in a joint and common undertaking; or (iii) constitute Licensor, her agents, or employees as the agents or employees of Licensee or to grant them any power or authority to act for, bind or otherwise create or assume any obligation on behalf of Licensee for any purpose whatsoever.

      15. Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York. Both parties further consent to the personal jurisdiction of the courts of the State of New York, whether state or federal, and agree that all actions concerning, arising out of, or based upon this Agreement shall be brought exclusively in a state or federal court located in the State of New York. In the event of any action, suit, or proceeding concerning, arising out of, or based upon this Agreement brought by either party against the other, the prevailing party shall be entitled recover from the other its reasonable attorneys' fees in connection therewith in addition to the costs of such action, suit, or proceeding.

      16. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to its subject matter and supersedes any and all negotiations, representations, or agreements between the parties. No waiver, modification, or addition to this Agreement shall be valid unless reduced to writing and signed by both parties. If any provision of this Agreement shall be held void, voidable, invalid, or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid, or inoperative had not been contained therein. Notwithstanding the foregoing, in the event and provision held void, voidable, invalid, or inoperative impairs Licensee's right to manufacture, distribute, promote, or sell Products, then this Agreement shall be deemed to terminate.

      IN WITNESS WHEREOF, the parties have executed this agreement in New York, New York, on the 3rd day of November, 1997.



                                        FAMOUS FIXINS, INC.

                                        By:  /s/ Jason Bauer
                                            ---------------------
                                           Jason Bauer, President


                                        OLYMPLIA DUKAKIS


                                        By:  /s/ Olympia Dukakis
                                           ----------------------
                                           Olympia Dukakis